 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

OREGON	0-26844	93-0945232
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5445 N.E. Dawson Creek Drive
Hillsboro, OR 97124
(Address of principal executive offices, including zip code)
(503) 615-1100
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2011, RadiSys Corporation (the “Company”) entered into a transition agreement with Mr. Anthony Ambrose, a named executive officer of the Company. The transition agreement provides that, if Mr. Ambrose continues in his current role as Vice President & General Manager of Communications Networks through the consummation of the proposed acquisition of Continuous Computing Corporation (“CCPU”) and thereafter continues to assist the Company with respect to the integration of the business of CCPU for a period of up to two months, unless sooner terminated by the Company, among other benefits to which he is already entitled and subject to other conditions, the Company will pay him an amount equal to one-third of his annual incentive compensation target (approximately $57,000) as a transition bonus (less tax and other applicable deductions).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Date:	May 23, 2011	By:	/s/ Brian Bronson
Chief Financial Officer